Exhibit 99(a)(l)(D)

NOTICE OF WITHDRAWAL

OF PAULSON PLACEMENT AGENT WARRANTS

SIDECHANNEL, INC.

Offer to Exchange

Common Stock for Warrants issued in 2021 exercisable at a price of $0.18 per Share or Warrants issued in 2018 exercisable at a price of $1.00 per Share for Common Stock of SideChannel, Inc.

THE OFFER TO EXCHANGE AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., EASTERN TIME, ON SEPTEMBER 19 , 2023 UNLESS THE OFFER TO EXCHANGE IS EXTENDED.

The undersigned acknowledges receipt of the offer to exchange statement dated August 21, 2023 (the “Offer to Exchange Statement”) of SideChannel, Inc., a Delaware corporation (the “Company”), for the offer to exchange shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) for all of the Company’s outstanding warrants to purchase an aggregate of (i) 8,332,439 Shares that were issued to certain designees of Paulsen Investment Company’ LLC in 2021exercisable at a price of $0.18 per Share and (ii) 5,398,966 Shares that were issued to certain designees of Paulsen Investment Company’ LLC in 2018 exercisable at a price of $1.00 per Share, each with a ten-year term (the “Paulson Warrants”), that are validly tendered and not properly withdrawn under the terms and subject to the conditions set forth in the Offer to Exchange Statement. All withdrawals of Paulson Warrants previously tendered in the Offer to Exchange (as defined in the Offer to Exchange Statement) must comply with the procedures described in the Offer to Exchange Statement under “Procedure for Tendering Warrants-Withdrawal Rights”.

The undersigned has identified in the table below the Warrants that it is withdrawing from the Offer to Exchange:

Description of Paulson Warrants Withdrawn

The undersigned elects to withdraw Warrants to purchase __________________ shares of common stock.

Date(s) such Warrants were tendered:_____________________

You may transmit this notice of withdrawal to the Company using the information listed below:

SideChannel, Inc.

146 Main Street, Suite 405

Worcester, MA 01608

Email: accounting@sidechannel.com

Phone: (508) 925-0114

This notice of withdrawal must be signed below by the registered holder(s) of the Warrants tendered as their names appear on the certificate(s). If signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, please set forth the full title of such persons.

Signature: _____________________________________________________________________________________

Name: _________________________________________________________________________________________

Capacity: ______________________________________________________________________________________

Address (including Zip Code): ____________________________________________________________________

Area Code and Telephone Number: _______________________________________________________________

Tax Identification or Social Security Number: ______________________________________________________

Date: ______________________________

The Company will determine all questions as to the validity, form and eligibility (including time of receipt) of any notice of withdrawal in its reasonable discretion, and its determination shall be binding although Warrant holders are not foreclosed from challenging the Company’s determinations in a court of competent jurisdiction. None of the Company, its officers or directors or any other person is under any duty to give notice of any defects or irregularities in any notice of withdrawal and none of them will incur any liability for failure to give any such notice.